UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2026

PROKIDNEY CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40560	98-1586514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Frontis Plaza Blvd. Suite 250
Winston-Salem, North Carolina	27103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 336 999-7019

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	PROK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2026, ProKidney Corp. (the “Company”) entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (the “Sales Agent”), pursuant to which the Company may offer and sell, from time to time, shares (the “Shares”) of its Class A common stock, par value $0.0001 per share, through the Sales Agent, acting as agent.

Pursuant to the Sales Agreement, sales of the Shares may be made by any method permitted that is deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), in ordinary brokers’ transactions, to or through a market maker, on or through The Nasdaq Capital Market or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions or through a combination of any such methods of sale. Under the Sales Agreement, the Sales Agent will be entitled to compensation of up to 3.0% of the gross offering proceeds of all Shares sold through it pursuant to the Sales Agreement. The Company also will reimburse the Sales Agent for certain specified expenses in connection with entering into the Sales Agreement and certain ongoing expenses. The Company has no obligation to sell any of the Shares under the Sales Agreement and may at any time and from time to time suspend the offering of the Shares under the Sales Agreement.

The Sales Agreement contains customary representations, warranties and covenants by the Company. The Company also agreed to provide indemnification and contribution to the Sales Agent against certain liabilities, including under the Securities Act and the Securities Exchange Act of 1934, as amended. From time to time, in the ordinary course of business, the Sales Agent has provided, and in the future may provide, various financial advisory and investment banking services to the Company, for which they have received or will receive customary fees and reimbursement of expenses.

The issuance and sale, if any, of the Shares under the Sales Agreement is subject to the effectiveness of the Company’s shelf registration statement on Form S-3, which was filed with the United States Securities and Exchange Commission (the “SEC”) on October 29, 2026 (the “Registration Statement”), including the prospectus of the Company relating to the offering and sale by the Company of the Shares under the Sales Agreement (the “Sales Agreement Prospectus”). The Company makes no assurances as to whether the Registration Statement will become effective or, if it does become effective, as to the continued effectiveness of the Registration Statement. Once the Registration Statement is effective, the Company may offer and sell Shares pursuant to the Sales Agreement Prospectus of up to a maximum aggregate offering price of $200,000,000 from time to time under the Sales Agreement with the Sales Agent.

The foregoing description of certain provisions of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which was previously filed as Exhibit 1.2 to the Company’s Registration Statement and is incorporated herein by reference.

The legal opinion of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., counsel to the Company, relating to the validity of the Shares was previously filed as Exhibit 5.1 to the Company’s Registration Statement and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy Shares, nor shall there be any offer, solicitation, or sale of the Shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Open Market Sale AgreementSM dated October 29, 2026, by and between ProKidney Corp. and Jefferies LLC (incorporated by reference from Exhibit 1.2 to the Company’s Registration Statement on Form S-3, filed with the SEC on October 29, 2026).

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. (incorporated by reference from Exhibit 5.1 to the Company’s Registration Statement on Form S-3, filed with the SEC on October 29, 2026).

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. (contained in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROKIDNEY CORP.

Date: October 29, 2026	By:	/s/ Todd Girolamo
Todd Girolamo
Chief Legal Officer